EXHIBIT 23(iii)

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the incorporation by reference in Registration Statement File No. 33-58219 and File No. 33-60673 of Dominion Resources, Inc. on Form S-3 and Registration Statement File No. 33-55403 and File No. 33-62705 of Dominion Resources, Inc. on Form S-8 of our report dated February 2, 1996, appearing in an incorporated by reference in the Annual Report on Form 10-K of Dominion Resources, Inc., for the year ended December 31, 1995.

/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP
Richmond, Virginia
March 12, 1996